Exhibit 99.1

Biomea Fusion Announces Proposed Public Offering of Common Stock

REDWOOD CITY, Calif.,– March 29, 2023 – Biomea Fusion, Inc. (“Biomea”) (Nasdaq: BMEA), a clinical-stage biopharmaceutical company dedicated to discovering and developing novel covalent small molecules to treat and improve the lives of patients with genetically defined cancers and metabolic diseases, announced today that it has commenced an underwritten public offering of $125.0 million of shares of its common stock. All of the shares of the common stock in the proposed offering are being offered by Biomea. In addition, Biomea intends to grant the underwriters a 30-day option to purchase up to an additional $18.75 million of shares of its common stock. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

J.P. Morgan and Citigroup are acting as joint book-running managers for the proposed offering. Oppenheimer & Co. and Barclays are also acting as joint book-running managers for the proposed offering.

The securities are being offered by Biomea pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and may be obtained, when available, from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com ; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (888) 603-5847, or by emailing barclaysprospectus@broadridge.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biomea Fusion

Biomea Fusion is a clinical stage biopharmaceutical company focused on the discovery and development of covalent small molecules to treat patients with genetically defined cancers and metabolic diseases. A covalent small molecule is a synthetic compound that forms a permanent bond to its target protein and offers a number of potential advantages over conventional non-covalent drugs, including greater target selectivity, lower drug exposure, and the ability to drive a deeper, more durable response. The company is utilizing its proprietary FUSION™ System to advance a pipeline of covalent-binding therapeutic agents against key oncogenic drivers of cancer and metabolic diseases. Biomea Fusion is a leader in advancing next-generation covalent small molecule medicines designed to maximize clinical benefit to treat various cancers and metabolic diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Biomea’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, the grant to the underwriters of an option to purchase additional shares and Biomea’s ability to complete the offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Biomea’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Biomea’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed offering to be filed with the SEC. Any forward-looking statements contained in this press release represent Biomea’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Biomea explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Sasha Blaug

SVP Corporate Development

sb@biomeafusion.com

(650) 460-7759